EXHIBIT 99.1
Lennox International reports first quarter 2007 results; reaffirms full-year earnings guidance
     (DALLAS, April 24) — Lennox International Inc. (NYSE:LII) today announced results for the first quarter of 2007. Revenue decreased 2% to $791 million. Reported net income was $9 million, or $0.12 per diluted share, down from $21 million or $0.28 per share the previous year. Adjusted net income, a non-GAAP measure, was $10 million, or $0.14 per share. In the first quarter of 2006, adjusted net income was $19 million, or $0.26 per share. A description and reconciliation of this measure to net income are provided in the attached table.
     “We had previously indicated a slow start to the year, and expected our first quarter earnings to be below those of 2006,” said Todd Bluedorn, chief executive officer. “Despite the lack of momentum in residential demand in the first quarter and erosion in the outlook for housing starts, we remain optimistic the upcoming cooling season will provide more normal demand for replacement sales, which accounts for the majority of our revenue. The outlook for demand in the commercial heating and cooling and refrigeration markets is very much on track with our expectations. Our earnings in the first quarter were slightly ahead of our internal plan and we are reaffirming our guidance of diluted earnings per share for full-year 2007 in the range of $2.50 to $2.60 based on projected revenue growth of 6% to 8% and segment profit margin improvement of 50 basis points or more.”
     Cash used in operations was $75 million and the company invested $10 million in capital expenditures, resulting in a free cash outflow of $85 million for the quarter. Due to the seasonal nature of its business, the company typically consumes cash in the first half of the year and generates cash in the back half. In the first quarter, LII used $14 million to buy back 408,000 shares of LII stock. Total debt as of March 31, 2007 was $145 million resulting in a total debt-to-capital ratio of 15%.
Business segment highlights
     Residential Heating & Cooling: Revenue decreased 14% to $361 million, reflecting a final boost from 13 SEER transition activity in the first quarter last year combined with this year’s soft end market demand for furnaces. Segment profit decreased from $42 million to $20 million primarily as a result of lower volumes. The impact of the sales decline was most pronounced in the hearth business, which is more exposed to residential new construction than the company’s heating and cooling equipment. Price improvement did offset higher commodity costs in the quarter. The company focused on cost control, but could not sufficiently offset the impact of lower sales. To reflect the influence of higher commodity prices on replacement parts, the Residential business also booked a $4 million adjustment to warranty reserves.
     Commercial Heating & Cooling: Sales grew 18% to $163 million, with growth in both domestic and European markets. Segment profit increased to $9 million, driven by improved results in Europe and lower variable domestic freight costs due to the company’s regional distribution center initiative.
     Service Experts: Sales were up 2% to $144 million, despite the soft residential end market. By holding fixed expenses flat, Service Experts was able to leverage its sales growth so that the segment loss decreased to $4 million from $7 million last year.
     Refrigeration: Revenue rose 12% to $141 million, driven by strong sales growth in Europe and South America. Segment profit was practically flat at $12 million. Solid demand from wholesale, OEM and national accounts channels in the domestic market was offset by weakness in the supermarket and cold storage segments. Strong sales growth in Europe reflected improved demand in mature markets, as well as continued growth in central and eastern Europe.

Conference Call
     A conference call to discuss the company’s first quarter results will be held this morning at 9:30 a.m.(CDT). To listen, please call the conference call line at 612-332-0228 ten minutes prior to the scheduled start time and use reservation number 870745 . The number of connections for this call is limited. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
     If you are unable to participate in this conference call, a replay will be available from 3:00 p.m. April 24 through May 01, 2007 by dialing 800-475-6701, access code 870745. This call will also be archived on the company’s web site.
     Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, ventilation, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at: www.lennoxinternational.com or by contacting Bill Moltner, vice president, investor relations, at 972-497-6670.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties including the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, and the impact of unfavorable weather and a decline in new construction activity on the demand for products and services, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2007 and 2006
(Unaudited, in millions, except per share data)

	For the
	Three Months Ended
	March 31,
	2007	2006
NET SALES	$791.5	$808.4
COST OF GOODS SOLD	586.9	599.3

Gross profit	204.6	209.1
OPERATING EXPENSES:
Selling, general and administrative expenses	191.1	187.9
(Gains), losses and other expenses, net	(0.7)	(17.1)
Restructuring charges	2.3	6.3
Equity in earnings of unconsolidated affiliates	(2.7)	(2.1)

Operational income	14.6	34.1
INTEREST EXPENSE, net	0.9	0.6

Income before income taxes	13.7	33.5
PROVISION FOR INCOME TAXES	5.1	12.5

Net income	$8.6	$21.0

NET INCOME PER SHARE:
Basic	$0.13	$0.29
Diluted	$0.12	$0.28

AVERAGE SHARES OUTSTANDING:
Basic	67.5	71.3
Diluted	70.9	75.4

CASH DIVIDENDS DECLARED PER SHARE	$0.13	$0.11

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months Ended March 31, 2007 and 2006
(Unaudited, in millions)

	For the
	Three Months Ended
	March 31,
	2007	2006
Net Sales
Residential Heating & Cooling	$361.1	$419.3
Commercial Heating & Cooling	162.7	138.2
Service Experts	143.9	141.0
Refrigeration	141.3	126.5
Eliminations (A)	(17.5)	(16.6)

	$791.5	$808.4

Segment Profit (Loss) (B)
Residential Heating & Cooling	$19.9	$42.2
Commercial Heating & Cooling	8.5	8.1
Service Experts	(3.8)	(6.5)
Refrigeration	12.5	12.1
Corporate and other	(20.6)	(24.6)
Eliminations (A)	(0.1)	0.1

	16.4	31.4
Reconciliation to income before income taxes:
(Gains), losses and other expenses, net	(0.7)	(17.1)
Restructuring charges	2.3	6.3
Interest expense, net	0.9	0.6

	13.9	41.6
Less: Realized gains on settled futures contracts not designated as cash flow hedges (C)	0.5	9.1
Plus: Currency exchange loss (C)	(0.3)	(1.0)

	$13.7	$33.5

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company has changed its definition of segment profit (loss) to include realized gains (losses) on settled futures contracts not designated as cash flow hedges and foreign currency exchange gains (losses). As a result of this change, the Company now defines segment profit (loss) as a segment’s income (loss) from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations; excluding (gains), losses and other expenses, net; restructuring charges; goodwill impairment; interest expense, net; and other (income) expense, net; less (plus) realized gains (losses) on settled futures contracts not designated as cash flow hedges and foreign currency exchange gains (losses).

(C)	Realized gains (losses) on settled futures contracts not designated as cash flow hedges and foreign currency gains (losses) are a component of (Gains), Losses and Other Expenses, net in the accompanying Consolidated Statements of Operations.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2007 and December 31, 2006
(In millions, except share and per share data)

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$93.6	$144.3
Accounts and notes receivable, net	502.3	502.6
Inventories	398.1	305.5
Deferred income taxes	21.3	22.2
Other assets	60.1	43.8

Total current assets	1,075.4	1,018.4
PROPERTY, PLANT AND EQUIPMENT, net	288.0	288.2
GOODWILL, net	242.2	239.8
DEFERRED INCOME TAXES	102.1	104.3
OTHER ASSETS	74.0	69.1

TOTAL ASSETS	$1,781.7	$1,719.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$0.8	$1.0
Current maturities of long-term debt	11.4	11.4
Accounts payable	342.2	278.6
Accrued expenses	285.7	326.3
Income taxes payable	—	33.8

Total current liabilities	640.1	651.1
LONG-TERM DEBT	132.3	96.8
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	12.7	12.9
PENSIONS	51.0	49.6
OTHER LIABILITIES	113.6	105.0

Total liabilities	949.7	915.4

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 78,544,586 shares and 76,974,791 shares issued for 2007 and 2006, respectively	0.8	0.8
Additional paid-in capital	736.9	706.6
Retained earnings	313.5	312.5
Accumulated other comprehensive income (loss)	7.7	(5.1)
Treasury stock, at cost, 10,288,970 shares and 9,818,904 for 2007 and 2006, respectively	(226.9)	(210.4)

Total stockholders’ equity	832.0	804.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,781.7	$1,719.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of net income to adjusted net income

	For the Three Months Ended March 31,
	2007	EPS	2006	EPS
Net income, as reported	$8.6	$0.12	$21.0	$0.28
(Gains), losses and other expenses, net of income tax[1]	(0.4)	—	(10.8)	(0.14)
Realized gains on settled futures contracts not designated as cash flow hedges, net of income tax[1]	0.3	—	5.7	0.08
Foreign currency exchange loss, net of income tax[1]	(0.2)	—	(0.6)	(0.01)
Restructuring charges, net of income tax	1.4	0.02	4.0	0.05

Adjusted net income	$9.7	$0.14	$19.3	$0.26

[1]	(Gains), losses and other expenses, net are not material for the three months ended March 31, 2007. (Gains), losses and other expenses, net include the following for the three months ended March 31, 2006:

	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts not designated as cash flow hedges	$(9.1)	$3.4	$(5.7)
Net change in unrealized gains on open futures contracts not designated as cash flow hedges	(9.1)	3.3	(5.8)
Foreign currency exchange loss	1.0	(0.4)	0.6
Other items, net	0.1	—	0.1

(Gains), losses and other expenses, net	$(17.1)	$6.3	$(10.8)

Note: Management uses adjusted net income, which is not defined by U.S. GAAP, to measure LII’s operating performance and to analyze year-over-year changes in operating income with and without the effects of certain (gains), losses and other expenses, net and restructuring charges. Management believes that excluding these effects is helpful in assessing the overall performance of LII.
Free Cash Flow

For the Three Months
Ended March 31, 2007
Net cash used in operating activities	$(75.1)
Purchase of property, plant and equipment	(9.9)

Free cash flow	$(85.0)

Operational Working Capital

		March 31,		March 31,
		2007		2006
	March 31,	Trailing	March 31,	Trailing
	2007	12 Mo. Avg.	2006	12 Mo. Avg.
Accounts and Notes Receivable, Net	$502.3		$495.3
Allowance for Doubtful Accounts	16.3		16.2

Accounts and Notes Receivable, Gross	518.6	$565.9	511.5	$536.3

Inventories	398.1		342.7
Excess of current Cost Over Last-in, First-out	73.3		57.3

Inventories as Adjusted	471.4	416.2	400.0	332.9

Accounts Payable	(342.2)	(336.9)	(339.6)	(308.8)

Operating Working Capital (a)	647.8	645.2	571.9	560.4

Net Sales, Trailing Twelve Months (b)	3,698.5	3,698.5	3,509.7	3,509.7

Operational Working Capital Ratio (a/b)	17.5%	17.4%	16.3%	16.0%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.